EXHIBIT 31.4

CONTANGO ORE, INC.

Certification Required by Rules 13a-14 and 15d-14 of the Securities Exchange Act of 1934

I, Mike Clark, Chief Financial and Secretary of Contango ORE, Inc. (the “Company”), certify that:

1.	I have reviewed this Amendment No. 1 to the Transition Report on Form 10-KT of the Company; and

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 18, 2024

/s/ MIKE CLARK
Mike Clark
Chief Financial Officer